Exhibit 10.5

STRATA Skin Sciences, Inc.

October 26, 2023

Dear Chris,

This Retention Agreement is between Chris Lesovitz (“Employee”) and STRATA Skin Sciences, Inc. (“Strata”).

In consideration and acknowledgment of your future contributions to Strata you are hereby entitled to receive a Retention Bonus (as defined below) as an incentive to remain continuously employed through your designated Retention Period (as defined below), which will be payable in accordance with this Retention Agreement.

For purposes of this Retention Agreement, the following applies:

1.	Your Retention Bonus is $142,500.

2.	Your “Retention Period” will begin upon the execution of this Retention Agreement and will continue until the filing of the Strata Form 10-K for 2023.

3.	“Employer” refers to STRATA Skin Sciences, Inc.

4.
“Cause” means any of the following events:  (a) conviction of, or entry of a plea of guilty or nolo contendere to, a felony; (b)  misconduct within the meaning of the Pennsylvania Unemployment Compensation Law; (c) a breach of fiduciary duty to the Employer; (d) a material act of dishonesty, fraud or misrepresentation; (e) willful or intentional breach or neglect of your duties; (f) persistent negligence or misconduct in the performance of your duties; (g) material breach of any provision of this Retention Agreement; or (h) failure to abide by any of the Employer’s written policies and procedures.

5.
“Good Reason” means, without your express written consent, (i) a material reduction in your base salary, then in effect, (ii) a material reduction in job title, position or responsibility, or (iii) a relocation of your principal worksite of more than twenty-five (25) miles from your principal worksite as of the date of this Retention Agreement.  However, none of the foregoing events or conditions will constitute “Good Reason” unless (x) you provide the Employer with written notice of the existence of Good Reason within thirty (30) days following the occurrence thereof, (y) the Employer does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written notice, and (z) you resign your employment within thirty (30) days following the expiration of that cure period.

If you remain continuously employed with the Employer through your Retention Period or you are terminated by the Employer other than for Cause during the Retention Period or you voluntarily terminate employment for Good Reason, you will be entitled to receive your Retention Bonus, subject to the terms of this Retention Agreement.  The Retention Bonus, less applicable federal and state tax withholdings, will be paid out in the following intervals:

(a)
One-half of the Retention Bonus ($71,250) will be paid concurrently with the Employee’s final payroll at the end of December 2023 subject to the Employee’s continuous employment through such payroll date; and

(b)	One-half of the Retention Bonus ($71,250) will be paid upon the continuous employment through the end of Retention Period concurrent with the filing of the Employer’s 2023 Form 10-K;

 Notwithstanding the previous sentence, if you are terminated by the Employer other than for Cause during the Retention Period or you terminate employment for Good Reason during the Retention Period, the entire Retention Bonus will be paid upon the later of 30 days following your employment termination date.

If the Employee resigns his employment with the Employer, other than for Good Reason, prior to the end of the Retention Period, Employee shall pay back any portion of the Retention Bonus he has already received within 30 days following such termination date.

No provision of this Retention Agreement may be modified, amended or revoked, except in a writing signed by Employee and an authorized officer of Strata. This Agreement shall be construed and enforced in accordance with the laws of the state of Delaware, without regard to its choice or conflict of laws principles.

Unless specifically provided herein, this Retention Agreement contains all of the understandings and representations between the Employee and Strata pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Retention Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Retention Agreement.

[SIGNATURE PAGE FOLLOWS]

By signing below, you acknowledge that you agree to the terms and conditions of this Retention Agreement.  We appreciate your continued hard work.

For and on behalf of STRATA Skin Sciences, Inc.

By:

Accepted and agreed to this
_____ day of October, 2023

Employee